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                                                                    EXHIBIT 4.5



            SECOND AMENDED AND RESTATED SUBSIDIARY GUARANTY AGREEMENT


         THIS SECOND AMENDED AND RESTATED SUBSIDIARY GUARANTY AGREEMENT, dated as of the 29th day of June, 1998 (this "Guaranty"), is made by each of the undersigned Subsidiaries of LASON, INC., a Delaware corporation (the "Borrower"), and each other direct or indirect Subsidiary of the Borrower that, after the date hereof, executes an instrument of accession hereto substantially in the form of Exhibit A (a "Guarantor Accession"; the undersigned and such other direct or indirect Subsidiaries of the Borrower, collectively, the "Guarantors"), in favor of the Guaranteed Parties (as hereinafter defined). Capitalized terms used herein without definition shall have the meanings given to them in the Credit Agreement referred to below.

                                    RECITALS

         A. The Borrower, certain banks and other financial institutions (collectively, the "Lenders"), and First Union National Bank, as agent for the Lenders (in such capacity, the "Agent"), are parties to a Second Amended and Restated Credit Agreement dated as of the date hereof (as amended, modified or supplemented from time to time, the "Credit Agreement"), providing for the availability of certain credit facilities to the Borrower upon the terms and conditions set forth therein.

         B. Certain of the undersigned Subsidiaries, the Lenders and the Agent have heretofore entered into an Amended and Restated Subsidiary Guaranty Agreement dated February 21, 1997 (the "Amended and Restated Guaranty Agreement"). This Guaranty is an amendment to, and is in substitution and replacement of the Amended and Restated Guaranty Agreement.

         C. It is a condition to the extension of credit to the Borrower under the Credit Agreement that each Guarantor shall have agreed, by executing and delivering this Guaranty, to guarantee to the Guaranteed Parties the payment in full of the Guaranteed Obligations (as hereinafter defined). The Guaranteed Parties are relying on this Guaranty in their decision to extend credit to the Borrower under the Credit Agreement, and would not enter into the Credit Agreement without this Guaranty.

         D. Each Guarantor will obtain benefits as a result of the extension of credit to the Borrower under the Credit Agreement, which benefits are hereby acknowledged, and, accordingly, desires to execute and deliver this Guaranty.


                             STATEMENT OF AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, to induce the Guaranteed Parties to enter into the Credit Agreement and to induce the Lenders to extend credit to the Borrower thereunder, each Guarantor hereby agrees as follows:


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         1.       Guaranty.  (a)  Each Guarantor hereby irrevocably, absolutely and unconditionally, and jointly and severally:

                   (i) guarantees to the Lenders (including the Issuing Lender and the Swingline Lender in their capacities as such, and including any Lender in its capacity as a counterparty to any Hedge Agreement with the Borrower) and the Agent (collectively, the "Guaranteed Parties") the full and prompt payment, at any time and from time to time as and when due (whether at the stated maturity, by acceleration or otherwise), of all Obligations of the Borrower under the Credit Agreement and the other Credit Documents, including, without limitation, all principal of and interest on the Loans, all Reimbursement Obligations in respect of Letters of Credit, all fees, expenses, indemnities and other amounts payable by the Borrower under the Credit Agreement or any other Credit Document (including interest accruing after the filing of a petition or commencement of a case by or with respect to the Borrower seeking relief under any Insolvency Laws (as hereinafter defined), whether or not the claim for such interest is allowed in such proceeding), all obligations of the Borrower to any Lender under any Hedge Agreement, and all Obligations that, but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, would become due, in each case whether now existing or hereafter created or arising and whether direct or indirect, absolute or contingent, due or to become due (all liabilities and obligations described in this clause (i), collectively, the "Guaranteed Obligations"); and

                  (ii) agrees to pay or reimburse upon demand all reasonable costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred or paid by (y) any Guaranteed Party in connection with any suit, action or proceeding to enforce or protect any rights of the Guaranteed Parties hereunder and (z) the Agent in connection with any amendment, modification or waiver hereof or consent pursuant hereto (all liabilities and obligations described in this clause (ii), collectively, the "Other Obligations"; and the Other Obligations, together with the Guaranteed Obligations, the "Total Obligations").

         (b) Notwithstanding the provisions of subsection (a) above and notwithstanding any other provisions contained herein or in any other Credit
Document:

                   (i) no provision of this Guaranty shall require or permit the collection from any Guarantor of interest in excess of the maximum rate or amount that such Guarantor may be required or permitted to pay pursuant to applicable law; and

                  (ii) the liability of each Guarantor under this Guaranty as of any date shall be limited to a maximum aggregate amount (the "Maximum Guaranteed Amount") equal to the greatest amount that would not render such Guarantor's obligations under this Guaranty subject to avoidance, discharge or reduction as of such date as a fraudulent transfer or conveyance under applicable federal and state laws pertaining to bankruptcy, reorganization, arrangement, moratorium, readjustment of debts, dissolution, liquidation or other debtor relief, specifically including, without limitation, the Bankruptcy Code and any fraudulent transfer and fraudulent conveyance laws (collectively, "Insolvency Laws"),


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          in each instance after giving effect to all other liabilities of such
          Guarantor, contingent or otherwise, that are relevant under applicable Insolvency Laws (specifically excluding, however, any liabilities of such Guarantor in respect of intercompany indebtedness to the Borrower or any of its Affiliates to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder, and after giving effect as assets to the value (as determined under applicable Insolvency Laws) of any rights to subrogation, contribution, reimbursement, indemnity or similar rights of such Guarantor pursuant to (y) applicable law or (z) any agreement (including this Guaranty) providing for an equitable allocation among such Guarantor and other Affiliates of the Borrower of obligations arising under guaranties by such parties).

         (c) The Guarantors desire to allocate among themselves, in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made hereunder on any date by a Guarantor (a "Funding Guarantor") that exceeds its Fair Share (as hereinafter defined) as of such date, that Funding Guarantor shall be entitled to a contribution from each of the other Guarantors in the amount of such other Guarantor's Fair Share Shortfall (as hereinafter defined) as of such date, with the result that all such contributions will cause each Guarantor's Aggregate Payments (as hereinafter defined) to equal its Fair Share as of such date. "Fair Share" means, with respect to a Guarantor as of any date of determination, an amount equal to (i) the ratio of (x) the Adjusted Maximum Guaranteed Amount (as hereinafter defined) with respect to such Guarantor to (y) the aggregate of the Adjusted Maximum Guaranteed Amounts with respect to all Guarantors, multiplied by (ii) the aggregate amount paid or distributed on or before such date by all Funding Guarantors hereunder in respect of the obligations guarantied. "Fair Share Shortfall" means, with respect to a Guarantor as of any date of determination, the excess, if any, of the Fair Share of such Guarantor over the Aggregate Payments of such Guarantor. "Adjusted Maximum Guaranteed Amount" means, with respect to a Guarantor as of any date of determination, the Maximum Guaranteed Amount of such Guarantor, determined in accordance with the provisions of subsection (b) above; provided that, solely for purposes of calculating the "Adjusted Maximum Guaranteed Amount" with respect to any Guarantor for purposes of this subsection (c), any assets or liabilities arising by virtue of any rights to subrogation, reimbursement or indemnity or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Guarantor. "Aggregate Payments" means, with respect to a Guarantor as of any date of determination, the aggregate amount of all payments and distributions made on or before such date by such Guarantor in respect of this Guaranty (including, without limitation, in respect of this subsection
(c)). The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. Each Funding Guarantor's right of contribution under this subsection (c) shall be subject to the provisions of SECTION 4. The allocation among Guarantors of their obligations as set forth in this subsection (c) shall not be construed in any way to limit the liability of any Guarantor hereunder to the Guaranteed Parties.

         (d) The guaranty of each Guarantor set forth in this Section is a guaranty of payment as a primary obligor, and not a guaranty of collection. Each Guarantor hereby acknowledges and agrees that the Guaranteed Obligations, at any time and from time to time, may exceed the Maximum Guaranteed Amount of such Guarantor and may exceed the aggregate of the Maximum Guaranteed Amounts of all Guarantors, in each case without discharging, limiting or otherwise


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affecting the obligations of any Guarantor hereunder or the rights, powers and remedies of any Guaranteed Party hereunder or under any other Credit Document.

         2. Guaranty Absolute. Each Guarantor agrees that its obligations hereunder are irrevocable, absolute and unconditional, are independent of the Guaranteed Obligations and any Collateral or other security therefor or other guaranty or liability in respect thereof, whether given by such Guarantor or any other Person, and (to the fullest extent permitted by applicable law) shall not be discharged, limited or otherwise affected by reason of any of the following, whether or not such Guarantor has notice or knowledge thereof:

                   (i) any change in the time, manner or place of payment of, or in any other term of, any Guaranteed Obligations or any guaranty or other liability in respect thereof, or any amendment, modification or supplement to, restatement of, or consent to any rescission or waiver of or departure from, any provisions of the Credit Agreement, any other Credit Document or any agreement or instrument delivered pursuant to any of the foregoing;


                  (ii) the invalidity or unenforceability of any Guaranteed Obligations, any guaranty or other liability in respect thereof or any provisions of the Credit Agreement, any other Credit Document or any agreement or instrument delivered pursuant to any of the foregoing;


                 (iii) the addition or release of Guarantors hereunder or the taking, acceptance or release of other guarantees of any Guaranteed Obligations or additional Collateral or other security for any Guaranteed Obligations or for any guaranty or other liability in respect thereof;


                  (iv) any renewal, extension, increase, decrease, release, discharge, modification, settlement, compromise or other action in respect of any Guaranteed Obligations or any guaranty or other liability in respect thereof, including any acceptance or refusal of any offer or performance with respect to the same or the subordination of the same to the payment of any other obligations;


                   (v)     any agreement not to pursue or enforce or any
         failure to pursue or enforce (whether voluntarily or involuntarily as a result of operation of law, court order or otherwise) any right or
         remedy in      respect of any Guaranteed Obligations, any guaranty or
         other liability in respect thereof or any Collateral or other security for any of the foregoing; any sale, exchange, release, substitution, compromise or other action in respect of any such Collateral or other security; or any failure to create, protect, perfect, secure, insure, continue or maintain any Liens in any such Collateral or other security;

                  (vi) the exercise of any right or remedy available under the Credit Documents, at law, in equity or otherwise in respect of any Collateral or other security for any Guaranteed Obligations or for any guaranty or other liability in respect thereof, in any order and by any manner thereby permitted, including, without limitation, foreclosure on any such Collateral or other security by any manner of sale thereby permitted, whether or not every aspect of such sale is commercially reasonable;


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                 (vii)     any bankruptcy, reorganization, arrangement,
         liquidation, insolvency, dissolution, termination, reorganization or like change in the corporate structure or existence of the Borrower or any other Person directly or indirectly liable for any Guaranteed Obligations;

                (viii) any manner of application of any payments by or amounts received or collected from any Person, by whomsoever paid and howsoever realized, whether in reduction of any Guaranteed Obligations or any other obligations of the Borrower or any other Person directly or indirectly liable for any Guaranteed Obligations, regardless of what Guaranteed Obligations may remain unpaid after any such application; or

                (ix) any other circumstance that might otherwise constitute a legal or equitable discharge of, or a defense, set-off or counterclaim available to, the Borrower, any Guarantor or a surety or guarantor generally, other than the occurrence of all of the following:
         (x) the payment in full of the Total Obligations, (y) the termination of the Commitments and the termination or expiration of all Letters of Credit under the Credit Agreement, and (z) the termination of, and settlement of all obligations of the Borrower under, each Hedge Agreement to which the Borrower and any Lender are parties (the events in clauses (x), (y) and (z) above, collectively, the "Termination Requirements").

         3. Certain Waivers. Each Guarantor hereby knowingly, voluntarily and expressly waives to the fullest extent permitted by applicable law:

                (i) presentment, demand for payment, demand for performance, protest and notice of any other kind, including, without limitation, notice of nonpayment or other nonperformance (including notice of default under any Credit Document with respect to any Guaranteed Obligations), protest, dishonor, acceptance hereof, extension of additional credit to the Borrower and of any of the matters referred to in SECTION 2 and of any rights to consent thereto;

                (ii) any right to require the Guaranteed Parties or any of them, as a condition of payment or performance by such Guarantor hereunder, to proceed against, or to exhaust or have resort to any Collateral or other security from or any deposit balance or other credit in favor of, the Borrower, any other Guarantor or any other Person directly or indirectly liable for any Guaranteed Obligations, or to pursue any other remedy or enforce any other right; and any other defense based on an election of remedies with respect to any Collateral or other security for any Guaranteed Obligations of for any guaranty or other liability in respect thereof, notwithstanding that any such election (including any failure to pursue or enforce any rights or remedies) may impair or extinguish any right of indemnification, contribution, reimbursement or subrogation or other right or remedy of any Guarantor against the Borrower, any other Guarantor or any other Person directly or indirectly liable for any Guaranteed Obligations or any such Collateral or other security; and, without limiting the generality of the foregoing, each Guarantor hereby specifically waives the benefits of Sections 26-7 through 26-9, inclusive, of the General Statutes of North Carolina, as amended from time to time, and any similar statute or law of any other jurisdiction, as the same may be amended from time to time;


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                (iii)      any right or defense based on or arising by reason of
         any right or defense of the Borrower or any other Person, including, without limitation, any defense based on or arising from a lack of authority or other disability of the Borrower or any other Person, the invalidity or unenforceability of any Guaranteed Obligations, any Collateral or other security therefor or any Credit Document or other agreement or instrument delivered pursuant thereto, or the cessation of the liability of the Borrower for any reason other than the satisfaction of the Termination Requirements;

                (iv) any defense based on any Guaranteed Party's acts or omissions in the administration of the Guaranteed Obligations, any guaranty or other liability in respect thereof or any Collateral or other security for any of the foregoing, and promptness, diligence or any requirement that any Guaranteed Party create, protect, perfect, secure, insure, continue or maintain any Liens in any such Collateral or other security;


                (v) any right to assert against any Guaranteed Party, as a defense, counterclaim, crossclaim or set-off, any defense, counterclaim, claim, right of recoupment or set-off that it may at any time have against any Guaranteed Party (including, without limitation, failure of consideration, statute of limitations, payment, accord and satisfaction and usury), other than compulsory counterclaims; and


                (vi) any defense based on or afforded by any applicable law that limits the liability of or exonerates guarantors or sureties or that may in any other way conflict with the terms of this Guaranty.


         4. Waiver of Subrogation; Subordination. Each Guarantor hereby knowingly, voluntarily and expressly waives (to the fullest extent permitted by applicable law), until satisfaction of the Termination Requirements all claims and rights that it may have against the Borrower at any time as a result of any payment made under or in connection with this Guaranty or the performance or enforcement hereof, including all rights of subrogation to the rights of any of the Guaranteed Parties against the Borrower, all rights of indemnity, contribution or reimbursement against the Borrower (including rights of contribution as set forth in SECTION 1(C)), all rights to enforce any remedies of any Guaranteed Party against the Borrower, and any benefit of, and any right to participate in, any Collateral or other security held by any Guaranteed Party to secure payment of the Guaranteed Obligations, in each case whether such claims or rights arise by contract, statute (including without limitation the Bankruptcy Code), common law or otherwise. Each Guarantor agrees that all indebtedness and other obligations, whether now or hereafter existing, of the Borrower or any other Subsidiary of the Borrower to such Guarantor, including, without limitation, any such indebtedness in any proceeding under the Bankruptcy Code and any intercompany receivables, together with any interest thereon, shall be, and hereby are, subordinated and made junior in right of payment to the Total Obligations. Each Guarantor further agrees that if any amount shall be paid to or any distribution received by any Guarantor (i) on account of any such indebtedness at any time after the occurrence and during the continuance of an Event of Default, or (ii) on account of any such rights of subrogation, indemnity, contribution or reimbursement at any time prior to the satisfaction of the Termination Requirements, such amount or distribution shall be deemed to have been received and to be held in trust for the benefit of the Guaranteed Parties, and shall forthwith be delivered to the Agent in the form received (with any necessary endorsements in the case of written instruments), to be


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applied against the Guaranteed Obligations, whether or not matured, in accordance with the terms of the applicable Credit Documents and without in any way discharging, limiting or otherwise affecting the liability of such Guarantor under any other provision of this Guaranty. Additionally, in the event the Borrower or any Subsidiary of the Borrower becomes a "debtor" within the meaning of the Bankruptcy Code, the Agent shall be entitled, at its option, on behalf of the Guaranteed Parties and as attorney-in-fact for each Guarantor, and is hereby authorized and appointed by each Guarantor, to file proofs of claim on behalf of each relevant Guarantor and vote the rights of each such Guarantor in any plan of reorganization, and to demand, sue for, collect and receive every payment and distribution on any indebtedness of the Borrower or such Subsidiary to any Guarantor in any such proceeding, each Guarantor hereby assigning to the Agent all of its rights in respect of any such claim, including the right to receive payments and distributions in respect thereof.

         5. Representations and Warranties. Each Guarantor hereby represents and warrants to the Guaranteed Parties as follows:

         (a) Such Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the full corporate power and authority to execute, deliver and perform this Guaranty and the other Credit Documents to which it is or will be a party, to own and hold its property and to engage in its business as presently conducted.

         (b) Such Guarantor has taken all necessary corporate action to execute, deliver and perform this Guaranty and each of the other Credit Documents to which it is or will be a party, and has, or on any later date of execution and delivery will have, validly executed and delivered each of the Credit Documents to which it is or will be a party. This Guaranty constitutes, and each of such other Credit Documents upon execution and delivery will constitute, the legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or by general equitable principles.

         (c) The execution, delivery and performance by such Guarantor of this Guaranty and the other Credit Documents to which it is a party, and compliance by it with the terms hereof and thereof, do not and will not (i) violate any provision of its articles or certificate of incorporation or bylaws,
(ii) contravene any Requirement of Law applicable to it, (iii) require any approval of its stockholders or members or any approval or consent of any Person under any agreement to which it is a party, (iv) conflict with, result in a breach of or constitute (with notice, lapse of time or both) a default under any indenture, loan agreement, mortgage, deed of trust, lease or other agreement or instrument to which it is a party, by which it or any of its properties is bound or to which it is subject, or (v) result in or require the creation or imposition of any Lien upon any of its properties, other than Liens created pursuant to the Credit Documents.

         (d) No consent, approval, authorization or other action by, notice to, or registration or filing with, any Governmental Authority or other Person is or will be required as a condition to or otherwise in connection with the due execution, delivery and performance by such Guarantor of


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this Guaranty and the other Credit Documents to which it is a party or the legality, validity or enforceability hereof or thereof.

         (e) There are no actions, investigations, suits or proceedings pending or, to the knowledge of such Guarantor (after due investigation), threatened, at law, in equity or in arbitration, before any court, other Governmental Authority or other Person, (i) against or affecting such Guarantor or any of its properties that would, if adversely determined, reasonably be expected to have a Material Adverse Effect or (ii) with respect to this Guaranty or any of the other Credit Documents to which such Guarantor is a party.

         (f) Such Guarantor has been provided with a true and complete copy of the executed Credit Agreement, as in effect as of the date it became a party hereto, and its principal officers are familiar with the contents thereof, particularly insofar as the contents thereof relate or apply to such Guarantor.

         6. Financial Condition of Borrower. Each Guarantor represents that it has knowledge of the Borrower's financial condition and affairs and that it has adequate means to obtain from the Borrower on an ongoing basis information relating thereto and to the Borrower's ability to pay and perform the Guaranteed Obligations, and agrees to assume the responsibility for keeping, and to keep, so informed for so long as this Guaranty is in effect with respect to such Guarantor. Each Guarantor agrees that the Guaranteed Parties shall have no obligation to investigate the financial condition or affairs of the Borrower for the benefit of any Guarantor nor to advise any Guarantor of any fact respecting, or any change in, the financial condition or affairs of the Borrower that might become known to any Guaranteed Party at any time, whether or not such Guaranteed Party knows or believes or has reason to know or believe that any such fact or change is unknown to any Guarantor, or might (or does) materially increase the risk of any Guarantor as guarantor, or might (or would) affect the willingness of any Guarantor to continue as a guarantor of the Guaranteed Obligations.

         7. Payments; Application; Set-Off. (a) Each Guarantor agrees that, upon the failure of the Borrower to pay any Guaranteed Obligations when and as the same shall become due (whether at the stated maturity, by acceleration or otherwise), and without limitation of any other right or remedy that any Guaranteed Party may have at law, in equity or otherwise against such Guarantor, such Guarantor will, subject to the provisions of SECTION 1(B), forthwith pay or cause to be paid to the Agent, for the benefit of the Guaranteed Parties, an amount equal to the amount of the Guaranteed Obligations then due and owing as aforesaid.

         (b) All payments made by each Guarantor hereunder will be made in Dollars to the Agent, without set-off, counterclaim or other defense and, in accordance with Section 2.17 of the Credit Agreement, free and clear of and without deduction for any Taxes, each Guarantor hereby agreeing to comply with and be bound by the provisions of Section 2.17 of the Credit Agreement in respect of all payments made by it hereunder and the provisions of which Section are hereby incorporated into and made a part of this Guaranty by this reference as if set forth herein at length.

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         (c)      All payments made hereunder shall be applied upon receipt as follows:

                   (i) first, to the payment of all Other Obligations owing to the Agent;

                  (ii) second, after payment in full of the amounts specified in clause (i) above, to the ratable payment of all other Total Obligations owing to the Guaranteed Parties; and

                 (iii) third, after payment in full of the amounts specified in clauses (i) and (ii) above, and following the termination of this Guaranty, to the Guarantors or any other Person lawfully entitled to receive such surplus.

         (d) For purposes of applying amounts in accordance with this Section, the Agent shall be entitled to rely upon any Guaranteed Party that has entered into a Hedge Agreement with the Borrower for a determination (which such Guaranteed Party agrees to provide or cause to be provided upon request of the Agent) of the outstanding Guaranteed Obligations owed to such Guaranteed Party under any such Hedge Agreement. Unless it has actual knowledge (including by way of written notice from any such Guaranteed Party) to the contrary, the Agent, in acting hereunder, shall be entitled to assume that no Hedge Agreements or Obligations in respect thereof are in existence between any Guaranteed Party and the Borrower.

         (e) The Guarantors shall remain jointly and severally liable to the extent of any deficiency between the amount of all payments made hereunder and the aggregate amount of the sums referred to in clauses (i) and (ii) of subsection (c) above.

         (f) In addition to all other rights and remedies available under the Credit Documents or applicable law or otherwise, upon and at any time after the occurrence and during the continuance of any Event of Default, each Guaranteed Party may, and is hereby authorized by each Guarantor, at any such time and from time to time, to the fullest extent permitted by applicable law, without presentment, demand, protest or other notice of any kind, all of which are hereby knowingly and expressly waived by each Guarantor, to set off and to apply any and all deposits (general or special, time or demand, provisional or final) and any other property at any time held (including at any branches or agencies, wherever located), and any other indebtedness at any time owing, by such Guaranteed Party to or for the credit or the account of such Guarantor against any or all of the obligations of such Guarantor to such Guaranteed Party hereunder now or hereafter existing, whether or not such obligations may be contingent or unmatured, each Guarantor hereby granting to each Guaranteed Party a continuing security interest in and Lien upon all such deposits and other property as security for such obligations. Each Guaranteed Party agrees to notify any affected Guarantor promptly after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

         8. No Waiver. The rights and remedies of the Guaranteed Parties expressly set forth in this Guaranty and the other Credit Documents are cumulative and in addition to, and not exclusive of, all other rights and remedies available at law, in equity or otherwise. No failure or delay on the part of any Guaranteed Party in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or

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privilege or be construed to be a waiver of any Default or Event of Default. No course of dealing between any of the Guarantors and the Guaranteed Parties or their agents or employees shall be effective to amend, modify or discharge any provision of this Guaranty or any other Credit Document or to constitute a waiver of any Default or Event of Default. No notice to or demand upon any Guarantor in any case shall entitle such Guarantor or any other Guarantor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of any Guaranteed Party to exercise any right or remedy or take any other or further action in any circumstances without notice or demand.

         9. Enforcement. The Guaranteed Parties agree that, except as provided in SECTION 7(F), this Guaranty may be enforced only by the Agent, acting upon the instructions or with the consent of the Required Lenders as provided for in the Credit Agreement, and that no Guaranteed Party shall have any right individually to enforce or seek to enforce this Guaranty or to realize upon any Collateral or other security given to secure the payment and performance of the Guarantors' obligations hereunder. The obligations of each Guarantor hereunder are independent of the Guaranteed Obligations, and a separate action or actions may be brought against each Guarantor whether or not action is brought against the Borrower or any other Guarantor and whether or not the Borrower or any other Guarantor is joined in any such action. Each Guarantor agrees that to the extent all or part of any payment of the Guaranteed Obligations made by any Person is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid by or on behalf of any Guaranteed Party to a trustee, receiver or any other party under any Insolvency Laws (the amount of any such payment, a "Reclaimed Amount"), then, to the extent of such Reclaimed Amount, this Guaranty shall continue in full force and effect or be revived and reinstated, as the case may be, as to the Guaranteed Obligations intended to be satisfied as if such payment had not been received; and each Guarantor acknowledges that the term "Guaranteed Obligations" includes all Reclaimed Amounts that may arise from time to time.

         10. Amendments, Waivers, etc. No amendment, modification, waiver, discharge or termination of, or consent to any departure by any Guarantor from, any provision of this Guaranty, shall be effective unless in a writing signed by the Agent and such of the Lenders as may be required under the provisions of the Credit Agreement to concur in the action then being taken, and then the same shall be effective only in the specific instance and for the specific purpose for which given.


         11. Addition, Release of Guarantors. Each Guarantor recognizes that the provisions of the Credit Agreement require Persons that become Subsidiaries of the Borrower and that are not already parties hereto to become Guarantors hereunder by executing a Guarantor Accession, and agrees that its
obligations     hereunder shall not be discharged, limited or otherwise
affected by reason of the same, or by reason of the Agent's actions in effecting the same or in releasing any Guarantor hereunder, in each case without the necessity of giving notice to or obtaining the consent of any other Guarantor.

         12. Continuing Guaranty; Term; Successors and Assigns; Assignment; Survival. This Guaranty is a continuing guaranty and covers all of the Guaranteed Obligations as the same may arise and be outstanding at any time and from time to time from and after the date hereof, and shall (i) remain in full force and effect until satisfaction of all of the Termination Requirements,

(ii) be binding upon and enforceable against each Guarantor and its successors and assigns (provided, however, that no Guarantor may sell, assign or transfer any of its rights, interests, duties or obligations hereunder without the prior written consent of the Lenders) and (iii) inure to the benefit of and be enforceable by each Guaranteed Party and its successors and assigns. Without limiting the generality of clause (iii) above, any Guaranteed Party may, in accordance with the provisions of the Credit Agreement, assign all or a portion of the Guaranteed Obligations held by it (including by the sale of participations), whereupon each Person that becomes the holder of any such Guaranteed Obligations shall (except as may be otherwise agreed between such Guaranteed Party and such Person) have and may exercise all of the rights and benefits in respect thereof granted to such Guaranteed Party under this Guaranty or otherwise. Each Guarantor hereby irrevocably waives notice of and consents in advance to the assignment as provided above from time to time by any Guaranteed Party of all or any portion of the Guaranteed Obligations held by it and of the corresponding rights and interests of such Guaranteed Party hereunder in connection therewith. All representations, warranties, covenants and agreements herein shall survive the execution and delivery of this Guaranty and any Guarantor Accession.

         13. Governing Law; Consent to Jurisdiction; Appointment of Borrower as Representative, Process Agent, Attorney-in-Fact. (a) THIS GUARANTY HAS BEEN EXECUTED, DELIVERED AND ACCEPTED AT, AND SHALL BE DEEMED TO HAVE BEEN MADE IN, NORTH CAROLINA AND SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE GUARANTEED PARTIES AND THE GUARANTORS DETERMINED, IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAW PROVISIONS) OF THE STATE OF NORTH CAROLINA. AS PART OF THE CONSIDERATION FOR NEW VALUE THIS DAY RECEIVED, EACH GUARANTOR HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE COURT WITHIN MECKLENBURG COUNTY, NORTH CAROLINA OR ANY FEDERAL COURT LOCATED WITHIN THE WESTERN DISTRICT OF THE STATE OF NORTH CAROLINA FOR ANY PROCEEDING INSTITUTED HEREUNDER OR UNDER ANY OF THE OTHER CREDIT DOCUMENTS, OR ARISING OUT OF OR IN CONNECTION WITH THIS GUARANTY OR ANY OF THE OTHER CREDIT DOCUMENTS, OR ANY PROCEEDING TO WHICH ANY GUARANTEED PARTY OR SUCH GUARANTOR IS A PARTY, INCLUDING ANY ACTIONS BASED UPON, ARISING OUT OF, OR IN CONNECTION WITH ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY GUARANTEED PARTY OR SUCH GUARANTOR. EACH GUARANTOR IRREVOCABLY AGREES TO BE BOUND (SUBJECT TO ANY AVAILABLE RIGHT OF APPEAL) BY ANY JUDGMENT RENDERED OR RELIEF GRANTED THEREBY AND FURTHER WAIVES ANY OBJECTION THAT IT MAY HAVE BASED ON LACK OF JURISDICTION OR IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY SUCH PROCEEDING.

         (b) EACH GUARANTOR HEREBY IRREVOCABLY DESIGNATES AND APPOINTS THE BORROWER AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE ON ITS BEHALF ALL SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING AND ANY OTHER NOTICE OR COMMUNICATION HEREUNDER, CONSENTS THAT ALL SERVICE OF PROCESS UPON IT MAY BE MADE BY

REGISTERED OR CERTIFIED MAIL DIRECTED TO THE BORROWER AT ITS ADDRESS FOR
NOTICES SET FORTH IN THE CREDIT AGREEMENT (AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT THEREOF OR THREE (3) BUSINESS DAYS AFTER DEPOSIT IN THE UNITED STATES MAILS, PROPER POSTAGE PREPAID AND PROPERLY ADDRESSED), AND AGREES THAT SERVICE SO MADE SHALL BE EFFECTIVE AND BINDING UPON SUCH GUARANTOR IN EVERY RESPECT AND THAT ANY OTHER NOTICE OR COMMUNICATION GIVEN TO THE BORROWER AT THE ADDRESS AND IN THE MANNER SPECIFIED HEREIN SHALL BE EFFECTIVE NOTICE TO SUCH GUARANTOR. FURTHER, EACH GUARANTOR DOES HEREBY IRREVOCABLY MAKE, CONSTITUTE AND APPOINT THE BORROWER AS ITS TRUE AND LAWFUL ATTORNEY-IN-FACT, WITH FULL AUTHORITY IN ITS PLACE AND STEAD AND IN ITS NAME, THE BORROWER'S NAME OR OTHERWISE, AND WITH FULL POWER OF SUBSTITUTION IN THE PREMISES, FROM TIME TO TIME IN THE BORROWER'S DISCRETION TO AGREE ON BEHALF OF, AND SIGN THE NAME OF, SUCH GUARANTOR TO ANY AMENDMENT, MODIFICATION OR SUPPLEMENT TO, RESTATEMENT OF, OR WAIVER OR CONSENT IN CONNECTION WITH, THIS GUARANTY, ANY OTHER CREDIT DOCUMENT OR ANY DOCUMENT OR INSTRUMENT PURSUANT HERETO OR THERETO, AND TO TAKE ANY OTHER ACTION AND DO ALL OTHER THINGS ON BEHALF OF SUCH GUARANTOR THAT THE BORROWER MAY DEEM NECESSARY OR ADVISABLE TO CARRY OUT AND ACCOMPLISH THE PURPOSES OF THIS GUARANTY AND THE OTHER CREDIT DOCUMENTS. THE BORROWER WILL NOT BE LIABLE FOR ANY ACT OR OMISSION NOR FOR ANY ERROR OF JUDGMENT OR MISTAKE OF FACT UNLESS THE SAME SHALL OCCUR AS A RESULT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE BORROWER. THIS POWER, BEING COUPLED WITH AN INTEREST, IS IRREVOCABLE BY ANY GUARANTOR FOR SO LONG AS THIS GUARANTY SHALL BE IN EFFECT WITH RESPECT TO SUCH GUARANTOR. BY ITS SIGNATURE HERETO, THE BORROWER CONSENTS TO ITS APPOINTMENT AS PROVIDED FOR HEREIN AND AGREES PROMPTLY TO DISTRIBUTE ALL PROCESS, NOTICES AND OTHER COMMUNICATIONS TO EACH GUARANTOR.

         (c) NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF ANY GUARANTEED PARTY TO BRING ANY ACTION OR PROCEEDING AGAINST ANY GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION.

         14. Arbitration; Preservation and Limitation of Remedies. (a) Upon demand of any party hereto, whether made before or after institution of any judicial proceeding, any claim or controversy arising out of, or relating to this Guaranty or any other Credit Document ("Disputes") between or among the Guarantors and the Guaranteed Parties, or any of them, shall be resolved by binding arbitration conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA") and the Federal Arbitration Act, as in effect from time to time. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, disputes as to whether a matter is subject to arbitration, claims brought as class actions, claims arising from documents executed in the future, or claims arising out of or connected with the transactions contemplated by this Guaranty, the Credit Agreement and the other Credit Documents. Notwithstanding the foregoing, this arbitration provision does not apply to Disputes under or related to Hedge Agreements. All arbitration hearings shall be conducted in the city in which the principal office of the Agent is located. A hearing shall begin within 90 days of demand for arbitration and all hearings shall be concluded within 120 days of demand for arbitration. These time limitations may not be extended unless a party shows cause for extension and then for no more than a total of 60 days. The expedited procedures set forth in Rule 51 et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000. All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. The panel from which all arbitrators are selected shall be comprised of licensed attorneys selected from the Commercial Financial Dispute Arbitration panel of the AAA.

         (b) Notwithstanding the preceding binding arbitration provisions, the parties hereto agree to preserve, without diminution, certain remedies that any party hereto may employ or exercise freely, either alone, in conjunction with or during a Dispute. Any party hereto shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable: (i) all rights to foreclose against any Collateral by exercising a power of sale granted pursuant to any of the Credit Documents or under applicable law or by judicial foreclosure and sale, including a proceeding to confirm the sale; (ii) all rights of self-help, including peaceful occupation of real property and collection of rents, set-off, and peaceful possession of personal property; (iii) obtaining provisional or ancillary remedies, including injunctive relief, sequestration, garnishment, attachment, appointment of a receiver and filing an involuntary bankruptcy proceeding; and (iv) when applicable, a judgment by confession of judgment. Any claim or controversy with regard to any party's entitlement to such remedies is a Dispute. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute. The parties hereto agree that no party shall have a remedy of punitive or exemplary damages against any other party in any Dispute, and each party hereby waives any right or claim to punitive or exemplary damages that it has now or that may arise in the future in connection with any Dispute, whether such Dispute is resolved by arbitration or judicially.

         15. Waiver of Jury Trial. EACH GUARANTOR AND, BY ITS ACCEPTANCE OF THE BENEFITS HEREOF, EACH GUARANTEED PARTY, HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ITS RESPECTIVE RIGHTS TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR IN CONNECTION WITH THIS GUARANTY OR ANY OF THE OTHER CREDIT DOCUMENTS, OR ANY PROCEEDING TO WHICH ANY GUARANTEED PARTY OR SUCH GUARANTOR IS A PARTY, INCLUDING ANY ACTIONS BASED UPON, ARISING OUT OF, OR IN CONNECTION WITH ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY GUARANTEED PARTY OR SUCH GUARANTOR. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation, contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each Guarantor and, by its acceptance of the benefits hereof, each Guaranteed Party, (i) acknowledges that this waiver is a material inducement to enter into a business relationship, that it has relied on this waiver in entering into this Guaranty or accepting the benefits hereof, as the case may be, and that it will continue to rely on this waiver in its related future dealings with the other parties hereto, and (ii) further warrants and represents that it has reviewed this waiver with its legal counsel and that, based upon such review, it knowingly and voluntarily waives its jury trial rights to the extent permitted by applicable law. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, MODIFICATIONS OR SUPPLEMENTS TO OR RESTATEMENTS OF THIS GUARANTY OR ANY OF THE OTHER CREDIT DOCUMENTS. IN THE EVENT OF LITIGATION, THIS GUARANTY MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT. IN THE EVENT THAT THE WAIVER OF JURY TRIAL HEREIN SHALL BE DETERMINED TO BE INVALID OR UNENFORCEABLE AS A MATTER OF LAW WITH RESPECT TO ANY PARTY, THE PROVISIONS OF SECTION 14 SHALL GOVERN AS TO THE MATTERS SET FORTH THEREIN WITH RESPECT TO SUCH PARTY.

         16. Notices. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile transmission or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered (a) if to any Guarantor, in care of the Borrower and at the Borrower's address for notices set forth in the Credit Agreement and
(b) if to any Guaranteed Party, at its address for notices set forth in the Credit Agreement; or to such other address as any of the Persons listed above may designate for itself by like notice to the other Persons listed above; and in each case, with copies to such other Persons as may be specified under the provisions of the Credit Agreement. All such notices and communications shall be deemed to have been given (i) if mailed as provided above by any method other than overnight delivery service, on the third Business Day after deposit in the mails, (ii) if mailed by overnight delivery service, telegraphed, telexed, telecopied or cabled, when delivered for overnight delivery, delivered to the telegraph company, confirmed by telex answerback, transmitted by telecopier or delivered to the cable company, respectively, or (iii) if delivered by hand, upon delivery; provided that notices and communications to the Agent shall not be effective until received by the Agent.

         17. Severability. To the extent any provision of this Guaranty is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Guaranty in any jurisdiction.


         18. Construction. The headings of the various sections and subsections of this Guaranty have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof. Unless the context otherwise requires, words in the singular include the plural and words in the plural include the singular.


         19. Counterparts; Effectiveness. This Guaranty may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. This Guaranty shall become effective, as to any Guarantor, upon the execution and delivery by such Guarantor of a counterpart hereof or a Guarantor Accession.

         IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be executed by its duly authorized officers as of the date first above written.

                                        LASON SERVICES, INC.


                                        By:       Gary L. Monroe
                                             ---------------------------------

                                        Title:   Gary L Monroe
                                                 President and CEO
                                               -------------------------------


                                        LASON SYSTEMS, INC.


                                        By:       Gary L. Monroe
                                              --------------------------------


                                        Title:   Gary L Monroe
                                                 President and CEO
                                              --------------------------------


                                        MICRO-PRO, INC.


                                        By:       William J. Rauwerdink
                                              --------------------------------


                                        Title:   William J. Rauwerdink
                                                 Treasurer
                                              --------------------------------


                                        LASON INTERNATIONAL, INC.


                                        By:       Gary L. Monroe
                                              --------------------------------


                                        Title:   Gary L Monroe
                                                 President and CEO
                                              --------------------------------

Accepted and agreed to:

FIRST UNION NATIONAL BANK,
  As Agent

By:
    -------------------------------------

Title:
       ----------------------------------


                             (signatures continued)

         IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be executed by its duly authorized officers as of the date first above written.


                                        LASON SERVICES, INC.


                                        By:
                                             ---------------------------------

                                        Title:

                                              --------------------------------


                                        LASON SYSTEMS, INC.


                                        By:
                                              --------------------------------


                                        Title:

                                              --------------------------------


                                        MICRO-PRO, INC.


                                        By:
                                              --------------------------------


                                        Title:

                                              --------------------------------


                                        LASON INTERNATIONAL, INC.


                                        By:
                                              --------------------------------


                                        Title:

                                              --------------------------------

Accepted and agreed to:

FIRST UNION NATIONAL BANK,
  As Agent

By:   Henry R. Biedrzycki
    -------------------------------------

Title:   Henry R. Biedrzycki
       ----------------------------------
               Vice President


                             (signatures continued)

         The Borrower hereby joins in this Guaranty for purposes of evidencing its consent to, and agreement to perform, the provisions of Section 13(b).


                                       LASON, INC.


                                       By:    Gary L. Monroe
                                           ------------------------------------


                                       Title:      Gary L. Monore
                                                   President and CEO
                                              ---------------------------------




                                      17